EX-99.a.2

DIMENSIONAL INVESTMENT GROUP INC.

ARTICLES SUPPLEMENTARY TO THE CHARTER

DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”) and registered under the Investment Company Act of 1940, as amended, as an open-end management investment company, hereby certifies, in accordance with the requirements of Section 2-208 and/or 2-208.1 of the Maryland General Corporation Law (the “MGCL”), to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation has authority to issue a total of Eight Billion (8,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of Eighty Million Dollars ($80,000,000), all of which shall be considered common stock.  The allocation of shares of common stock to each of its sixteen existing classes of common stock (each a “Class” and collectively the “Classes”) is as follows:

Class Designation	Number of Shares of Common Stock (par value $.01 per share) Allocated
The DFA International Value Portfolio Shares	650,000,000
U.S. Large Cap Value Portfolio II Shares	200,000,000
DFA International Value Portfolio II Shares	200,000,000
DFA International Value Portfolio III Shares	200,000,000
U.S. Large Cap Value Portfolio III Shares	300,000,000
LWAS/DFA U.S. High Book to Market Portfolio Shares	200,000,000
LWAS/DFA Two-Year Fixed Income Portfolio Shares	200,000,000
LWAS/DFA Two-Year Government Portfolio Shares	200,000,000
DFA International Value Portfolio IV Shares	200,000,000

Emerging Markets Portfolio II Shares	200,000,000
Tax-Managed U.S. Marketwide Value Portfolio II Shares	200,000,000
U.S. Large Company Institutional Index Portfolio Shares	200,000,000
Global Equity Portfolio Shares	425,000,000
Global 60/40 Portfolio Shares	275,000,000
Global 25/75 Portfolio Shares	225,000,000

In addition, 4,125,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

The shares of common stock of the Corporation with a par value of One Cent ($0.01) per share allocated to the following Classes:

The DFA International Value Portfolio Shares;
Global Equity Portfolio Shares;
Global 60/40 Portfolio Shares; and
Global 25/75 Portfolio Shares;

have been further classified into the following Sub-Classes:

Sub-Class Designation	Number of Shares of Common Stock (par value $.01 per share) Allocated
The DFA International Value Portfolio Shares – Class R1	25,000,000
The DFA International Value Portfolio Shares – Class R2	25,000,000
The DFA International Value Portfolio Shares – Institutional Class	600,000,000
Global Equity Portfolio Shares – Class R1	25,000,000
Global Equity Portfolio Shares – Class R2	100,000,000
Global Equity Portfolio Shares – Institutional Class	300,000,000

Global 60/40 Portfolio Shares – Class R1	25,000,000
Global 60/40 Portfolio Shares – Class R2	100,000,000
Global 60/40 Portfolio Shares – Institutional Class	150,000,000
Global 25/75 Portfolio Shares – Class R1	25,000,000
Global 25/75 Portfolio Shares – Class R2	100,000,000
Global 25/75 Portfolio Shares – Institutional Class	100,000,000

SECOND:  The Board of Directors of the Corporation has adopted a resolution increasing the total number of shares that the Corporation has the authority to issue from Eight Billion (8,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of Eighty Million Dollars ($80,000,000), to Fifteen Billion (15,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000), all of which shall be considered common stock, and further classifying and allocating  Five Billion Twenty-Five Million (5,025,000,000) shares of the unissued and unallocated common stock (par value of One Cent ($0.01) per share), as follows:

International Value Portfolio—Institutional Sub-Class	900,000,000

International Value Portfolio—Class R1 Sub-Class 75,000,000

International Value Portfolio—Class R2 Sub-Class                            75,000,000

U.S. Large Cap Value Portfolio II100,000,000

DFA International Value Portfolio II100,000,000

DFA International Value Portfolio III300,000,000

U.S. Large Cap Value Portfolio III400,000,000

LWAS/DFA U.S. High Book to Market Portfolio100,000,000

LWAS/DFA Two-Year Fixed Income Portfolio100,000,000

LWAS/DFA Two-Year Government Portfolio100,000,000

DFA International Value Portfolio IV100,000,000

Emerging Markets Portfolio II100,000,000

Tax-Managed U.S. Marketwide Value Portfolio II300,000,000

U.S. Large Company Institutional Index Portfolio300,000,000

Global Equity Portfolio—Institutional Sub-Class400,000,000

Global Equity Portfolio—Class R1 Sub-Class75,000,000

Global Equity Portfolio —Class R2 Sub-Class400,000,000

Global 60/40 Portfolio—Institutional Sub-Class350,000,000

Global 60/40 Portfolio—Class R1 Sub-Class75,000,000

Global 60/40 Portfolio—Class R2 Sub-Class200,000,000

Global 25/75 Portfolio—Institutional Sub-Class200,000,000

Global 25/75 Portfolio—Class R1 Sub-Class75,000,000

Global 25/75 Portfolio—Class R2 Sub-Class200,000,000

THIRD:     Following the aforesaid classifications, allocations and designations, the total number of shares of common stock which the Corporation is authorized to issue is Fifteen Billion (15,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000), all of which shall be considered common stock.  The allocation of shares of common stock to each of the fifteen Classes is as follows:

Class Designation	Number of Shares of Common Stock (par value $.01 per share) Allocated
The DFA International Value Portfolio Shares	1,700,000,000
U.S. Large Cap Value Portfolio II Shares	300,000,000
DFA International Value Portfolio II Shares	300,000,000
DFA International Value Portfolio III Shares	500,000,000
U.S. Large Cap Value Portfolio III Shares	700,000,000
LWAS/DFA U.S. High Book to Market Portfolio Shares	300,000,000

LWAS/DFA Two-Year Fixed Income Portfolio Shares	300,000,000
LWAS/DFA Two-Year Government Portfolio Shares	300,000,000
DFA International Value Portfolio IV Shares	300,000,000
Emerging Markets Portfolio II Shares	300,000,000
Tax-Managed U.S. Marketwide Value Portfolio II Shares	500,000,000
U.S. Large Company Institutional Index Portfolio Shares	500,000,000
Global Equity Portfolio Shares	1,300,000,000
Global 60/40 Portfolio Shares	900,000,000
Global 25/75 Portfolio Shares	700,000,000

In addition, 6,100,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

The shares of common stock of the Corporation with a par value of One Cent ($0.01) per share allocated to the following Classes:

The DFA International Value Portfolio Shares;
Global Equity Portfolio Shares;
Global 60/40 Portfolio Shares; and
Global 25/75 Portfolio Shares;

have been further classified into the following Sub-Classes:
Sub-Class Designation	Number of Shares of Common Stock (par value $.01 per share) Allocated
The DFA International Value Portfolio Shares – Class R1	100,000,000
The DFA International Value Portfolio Shares – Class R2	100,000,000
The DFA International Value Portfolio Shares – Institutional Class	1,500,000,000
Global Equity Portfolio Shares – Class R1	100,000,000
Global Equity Portfolio Shares – Class R2	500,000,000
Global Equity Portfolio Shares – Institutional Class	700,000,000
Global 60/40 Portfolio Shares – Class R1	100,000,000
Global 60/40 Portfolio Shares – Class R2	300,000,000
Global 60/40 Portfolio Shares – Institutional Class	500,000,000
Global 25/75 Portfolio Shares – Class R1	100,000,000
Global 25/75 Portfolio Shares – Class R2	300,000,000
Global 25/75 Portfolio Shares – Institutional Class	300,000,000

FIFTH:  A description of the shares of each Class and Sub-Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation, is as follows:

The holder of each share of each Class and Sub-Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation.  All shares of the Classes and Sub-Classes then issued and outstanding and entitled to vote, irrespective of Class or Sub-Class, shall be voted in the aggregate and not by Class or Sub-Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by Class or Sub-Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class or Sub-Class, then only shareholders of the affected Class(es), or affected Sub-Class(es), shall be entitled to vote thereon.

Each share of each Class and Sub-Class shall have the following preferences and special rights, restrictions, and limitations:

(1)           All consideration received by the Corporation for the issue or sale of stock of a Class (or a Sub-Class), together with all assets, income and proceeds derived from the sale, exchange, or liquidation of assets of such Class (or Sub-Class), and any funds or payments derived from any reinvestment thereof, shall belong to such Class (or Sub-Class) and shall be so recorded upon the books of account of the Corporation.

(2)           The assets of any Class (and any Sub-Class) shall be charged with the liabilities of such Class (or Sub-Class, as applicable), and with such share of the general liabilities of the Corporation as the Board of Directors may determine.

(3)           Dividends or distributions on shares of a Class (or a Sub-Class) shall be paid only out of earnings, surplus, or other legally available assets of such Class (or Sub-Class).

(4)           In the event of the liquidation or dissolution of the Corporation, stockholders of a Class (or a Sub-Class, as applicable) shall be entitled to receive, as a Class (or Sub-Class), out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular Class (or Sub-Class), the assets belonging to such Class (or Sub-Class); and the assets so distributable to the stockholders of any Class (or Sub-Class) shall be distributed among such stockholders in proportion to the number of shares of such Class (or Sub-Class) held by them and recorded on the books of the Corporation.  In the event that there are any general assets of the Corporation not belonging to any particular Class (or Sub-Class) and available for distribution, such assets shall be distributed to the holders of stock of all Classes (and Sub-Classes) in proportion to the relative net asset value of the respective Classes (and Sub-Classes) determined as provided in the charter of the Corporation.

(5)           The holders of the shares of stock of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its stock or other securities.

SIXTH:  The shares aforesaid have been duly classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation and, to the extent applicable, in accordance with Sections 2-105(c), 2-208 and/or 2-208.1 of the MGCL.

SEVENTH:   These Articles Supplementary shall become effective upon filing.

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IN WITNESS WHEREOF, Dimensional Investment Group Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 22nd day of September, 2009; and its Vice President acknowledges that these Articles Supplementary are the act of Dimensional Investment Group Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                                                                                                                      DIMENSIONAL INVESTMENT GROUP INC.

By:    /s/Valerie A. Brown__________________                                                                  By:  /s/Jeff J. Jeon_________________
Valerie A. Brown, Assistant Secretary                                                                           Jeff J. Jeon, Vice President